Exhibit 99.1

Decarbonization Plus Acquisition Corporation II Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing March 29, 2021

MENLO PARK—March 26, 2021—Decarbonization Plus Acquisition Corporation II (NASDAQ: DCRNU) (the “Company”) announced that, commencing March 29, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of Class A common stock and warrants included in the units. The shares of Class A common stock and warrants that are separated will trade on the NASDAQ Capital Market (“NASDAQ”) under the symbols “DCRN” and “DCRNW,” respectively. Those units not separated will continue to trade on NASDAQ under the symbol “DCRNU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, by telephone at 1-800-221-1037, or by email at usa.prospectus@credit-suisse.com or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, at 1-800-831-9146 or by email at Prospectus@citi.com.

Decarbonization Plus Acquisition Corporation II

Decarbonization Plus Acquisition Corporation II is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:

Peter Haskopoulos, Chief Financial Officer

Email: phaskopoulos@riverstonellc.com

Phone: 212-271-6247

Media:

Daniel Yunger / Jeffrey Taufield

Kekst CNC

daniel.yunger@kekstcnc.com / jeffrey.taufield@kekstcnc.com